News Release

HOPE BANCORP REPORTS 2019 SECOND QUARTER FINANCIAL RESULTS

LOS ANGELES - July 16, 2019 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for the three and six-month periods ended June 30, 2019. Net income for the 2019 second quarter totaled $42.7 million, or $0.34 per diluted common share. This compares with net income for the preceding 2019 first quarter of $42.8 million, or $0.34 per diluted common share and $47.5 million, or $0.36 per diluted common share, for the 2018 second quarter.

“Second quarter results demonstrate a number of achievements amidst challenging operating conditions for commercial banks, marked by a rapidly changing rate environment and coupled with intense competition,” said Kevin S. Kim, Chairman, President and Chief Executive Officer of Hope Bancorp, Inc. “Most notably, our asset quality rebounded from the preceding quarter and improved on all fronts with considerable reductions in nonaccrual and criticized loan balances. We also began to see the initial benefits of our deposit initiatives and reported a favorable shift in the mix of our deposits to lower-cost deposit categories. Additionally, our company-wide focus on cost management enabled us to contain expenses relatively in line with prior quarters despite ongoing long-term investments in our organization. New loan originations for the quarter totaled $504 million, reflecting prudent underwriting in an aggressively priced competitive market. We are particularly pleased with the higher volumes of C&I loan originations, which accounted for 35% of new production in the quarter. However, the inverted yield curve and the growing assumption for near-term rate cuts have intensified an already competitive business environment and contributed to higher levels of payoffs, which offset our loan growth for the quarter.”

Q2 2019 Highlights

•	2019 second quarter net income totaled $42.7 million, or $0.34 per diluted common share.

•	Asset quality improvements across the board, most notably a 25% reduction in nonaccrual loans and 9% decrease in criticized loan balances.

•
Favorable shift in deposit mix, with increases in noninterest bearing demand deposits, savings and money market balances, and decreases in time deposits. Ongoing deposit initiatives minimized the increase in total deposit costs over the preceding quarter to 5 basis points from a 17 basis point quarter-over-quarter increase in the 2019 first quarter.

•	Net loan-to-deposits (including HFS loans) as of June 30, 2019 was stable at 97.7%.

•	Noninterest expense fairly consistent with prior quarters.

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Financial Highlights

(dollars in thousands, except per share data) (unaudited)	At or for the Three Months Ended
	6/30/2019	3/31/2019	6/30/2018
Net income	$42,681	$42,758	$47,530
Diluted earnings per share	$0.34	$0.34	$0.36
Net interest income before provision for loan losses	$117,221	$119,608	$122,819
Net interest margin	3.31%	3.39%	3.61%
Noninterest income	$12,287	$11,422	$15,269
Noninterest expense	$71,371	$70,833	$71,629
Net loans receivable	$11,883,068	$11,959,787	$11,581,559
Deposits	$12,172,384	$12,249,196	$11,734,595
Nonaccrual loans (1) (2)	$64,934	$86,637	$68,226
Nonperforming loans to loans receivable (1) (2)	0.89%	1.10%	1.03%
ALLL to loans receivable	0.79%	0.78%	0.77%
ALLL to nonaccrual loans (1) (2)	144.86%	108.75%	131.74%
ALLL to nonperforming assets (1) (2)	84.24%	68.03%	69.60%
Provision for loan losses	$1,200	$3,000	$2,300
Net charge offs (recoveries)	$1,351	$462	$(1,120)
Return on average assets (“ROA”)	1.12%	1.12%	1.30%
Return on average equity (“ROE”)	8.71%	8.91%	9.89%
Return on average common tangible equity (“ROTCE”) (3)	11.51%	11.86%	13.18%
Noninterest expense / average assets	1.88%	1.85%	1.96%
Efficiency ratio	55.11%	54.06%	51.87%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation
(2) Excludes purchased credit-impaired loans
(3) Return on average tangible common equity is a non-GAAP financial measure. A reconciliation of the Company’s return on average tangible common equity is provided in the accompanying financial information on Table Page 7.

Operating Results for the 2019 Second Quarter

Net Interest Income. Net interest income before provision for loan losses for the 2019 second quarter totaled $117.2 million, compared with $119.6 million in the 2019 first quarter and $122.8 million in the year-ago second quarter.

The net interest margin (net interest income divided by average interest earning assets) for the 2019 second quarter was 3.31%, compared with 3.39% in the 2019 first quarter and 3.61% in the prior-year second quarter.

The weighted average yield on loans for the 2019 second quarter was 5.32%, up 1 basis point from 5.31% in the preceding first quarter. This deceleration from the 10 basis point increase in the weighted average yield on loans from the 2018 fourth quarter to the 2019 first quarter reflects the impact on new business activity of an inverted yield curve and growing assumption for near-term rate cuts. Compared with the year-ago second quarter, the weighted average yield on loans was up 16 basis points over 5.16%.

The weighted average cost of deposits for the 2019 second quarter increased 5 basis points to 1.62% from 1.57% in the preceding first quarter. This reflects a deceleration from the 17 basis point increase in the weighted average cost of deposits from the 2018 fourth quarter to the 2019 first quarter and underscores the initial successes with the Company’s deposit initiatives. Compared with the year-ago second quarter, the weighted average cost of deposits increased 56 basis points from 1.06%.

Noninterest Income. Noninterest income for the 2019 second quarter totaled $12.3 million, compared with $11.4 million in the 2019 first quarter and $15.3 million in the 2018 second quarter. The variance in noninterest income typically

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reflects the changes in the net gains on sales of SBA and mortgage loans. As previously announced, the Company discontinued its practice of regularly selling SBA loans to the secondary market during the 2018 fourth quarter. Net gains on sales of SBA loans amounted to $0 for the 2019 second and first quarter, in contrast with a net gain of $3.5 million for the year-ago second quarter. Net gains on sales of other loans, largely residential mortgage loans, amounted to $1.1 million for the 2019 second quarter, $741,000 for the 2019 first quarter, and $431,000 for the year-ago second quarter.

Noninterest Expense. Noninterest expense for the 2019 second quarter was relatively stable totaling $71.4 million, compared with $70.8 million in the preceding first quarter and $71.6 million in the 2018 second quarter. Noninterest expense as a percentage of average assets amounted to 1.88%, 1.85% and 1.96% for the 2019 second quarter, 2019 first quarter and 2018 second quarter, respectively.

Salaries and employee benefits expense decreased to $39.3 million for the 2019 second quarter from $40.4 million for the 2019 first quarter and $40.6 million for the year-ago second quarter.

Income Tax Provision. The effective tax rate for the 2019 second quarter was 25.0%, compared with 25.2% in the preceding 2019 first quarter and 25.9% in the 2018 second quarter.

Balance Sheet Summary

Loans receivable at June 30, 2019 totaled $11.98 billion, compared with $12.05 billion at March 31, 2019 and $11.67 million at June 30, 2018.

New loan originations funded during the 2019 second quarter totaled $503.9 million and included SBA loan production of $37.2 million and residential mortgage loan originations of $74.0 million. This compares with 2019 first quarter originations of $442.0 million, including SBA loan production of $48.0 million and residential mortgage loan originations of $64.3 million. In the year-ago second quarter, new loan originations funded totaled $792.3 million, including SBA loan production of $87.0 million and residential mortgage loan originations of $182.1 million.

SBA 7(a) loan originations totaled $32.7 million for the 2019 second quarter, compared with $33.0 million for the first quarter of 2019 and $65.8 million for the year-ago second quarter. In accordance with the Company’s decision to retain SBA 7(a) loans in its portfolio, there were no sales to the secondary market during the 2019 second or first quarter. In contrast, the Company sold $52.5 million of its SBA 7(a) loans during the 2018 second quarter.

Sales of residential mortgage loans to the secondary market totaled $76.2 million in the 2019 second quarter and included $49.6 million of sales from the Company’s existing portfolio. This compares with total sales of $69.8 million in the 2019 first quarter and $12.3 million in the 2018 second quarter.

Aggregate loan payoffs and pay downs in the 2019 second quarter increased considerably to $598.5 million from $364.0 million for the 2019 first quarter and $435.1 million in the year-ago second quarter. The increase was largely due to a nearly two-fold level of pay offs versus recent quarters, reflecting the more competitive business environment and the proactive workout of problem credits identified in the preceding quarter.

Total deposits at June 30, 2019 decreased modestly to $12.17 billion from $12.25 billion at March 31, 2019, as inflows of noninterest bearing demand deposits, savings and money market accounts were more than offset by decreases in higher-cost time deposits. Total deposits at June 30, 2018 amounted to $11.73 billion.

Credit Quality

The provision for loan and lease losses for the 2019 second quarter was $1.2 million, compared with $3.0 million for the preceding 2019 first quarter and $2.3 million for the year-ago second quarter.

The Company defines nonperforming loans to include loans on nonaccrual status, delinquent loans past due 90 days or more on accrual status (excluding purchased credit-impaired loans) and accruing restructured loans. Nonaccrual loans at June 30, 2019 declined by 25% to $64.9 million from $86.6 million at March 31, 2019 and by 5% from $68.2 million at June 30, 2018. Nonaccrual loans as a percentage of loans receivable were 0.54%, 0.72% and 0.58% at June 30, 2019, March 31, 2019 and June 30, 2018, respectively. Accruing delinquent loans decreased to $353,000 at June 30, 2019 from

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$387,000 at March 31, 2019 and $3.0 million at June 30, 2018.  Accruing restructured loans at June 30, 2019 decreased to $40.7 million from $45.2 million at March 31, 2019 and $49.2 million at June 30, 2018. Total nonperforming loans decreased to $106.0 million, or 0.89% of loans receivable, at June 30, 2019 from $132.2 million, or 1.10% of loans receivable, at March 31, 2019 and $120.5 million, or 1.03% of loans receivable, at June 30, 2018.

Other real estate owned declined to $5.6 million at June 30, 2019 from $6.3 million at March 31, 2019 and $8.7 million at June 30, 2018.

Following are the components of criticized loan balances as of June 30, 2019, March 31, 2019 and June 30, 2018:

(dollars in thousands) (unaudited)	6/30/2019	3/31/2019	6/30/2018
Special Mention (1)	$186,485	$205,373	$139,494
Classified (1)	323,842	353,202	357,671
Criticized	$510,327	$558,575	$497,165

(1)	Balances include purchased loans which were marked to fair value on the date of acquisition.

During the 2019 second quarter, the Company recorded net charge offs of $1.4 million, or 0.05% of average loans receivable on an annualized basis. This compares with net charge offs of $462,000, or 0.02% of average loans receivable on an annualized basis, for the 2019 first quarter. In the 2018 second quarter, the Company realized a net recovery of $1.1 million, or 0.04% of average loans receivable on an annualized basis.

The ALLL was was $94.1 million, $94.2 million and $89.9 million at June 30, 2019, March 31, 2019 and June 30, 2018, respectively. As a percentage of loans receivable (excluding loans held for sale), the ALLL was 0.79%, 0.78% and 0.77% at June 30, 2019, March 31, 2019 and June 30, 2018, respectively. The coverage ratio of the ALLL to nonperforming loans (excluding purchased credit-impaired loans) was 88.73% at June 30, 2019, 71.25% at March 31, 2019, and 74.61% at June 30, 2018.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collected in accordance with the contractual terms) decreased to $106.0 million at June 30, 2019 from $132.1 million at March 31, 2019 and $117.8 million at June 30, 2018.

Capital

At June 30, 2019, the Company and the Bank continued to exceed all regulatory capital requirements to be classified as a “well-capitalized” financial institution, as summarized in the following table:

(unaudited)	6/30/2019	3/31/2019	6/30/2018	Minimum Guideline for “Well-Capitalized” Bank
Common Equity Tier 1 Capital	11.90%	11.59%	11.74%	6.50%
Tier 1 Leverage Ratio	10.94%	10.66%	11.06%	5.00%
Tier 1 Risk-Based Ratio	12.67%	12.36%	12.52%	8.00%
Total Risk-Based Ratio	13.42%	13.10%	13.24%	10.00%

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Tangible common equity per share and as a percentage of tangible assets are summarized in the following table:

(unaudited)	6/30/2019	3/31/2019	6/30/2018
Tangible common equity per share (1)	$11.98	$11.59	$10.87
Tangible common equity to tangible assets (2)	10.21%	9.84%	9.91%

(1)
Tangible common equity represents common equity less goodwill and net other intangible assets. Tangible common equity per share represents tangible common equity divided by the number of shares issued and outstanding. Both tangible common equity and tangible common equity per share are non-GAAP financial measures. A reconciliation of the Company’s total stockholders’ equity to tangible common equity is provided in the accompanying financial information on Table Page 7.

(2)
Tangible assets represent total assets less goodwill and net other intangible assets. Tangible common equity to tangible assets is the ratio of tangible common equity over tangible assets. Tangible common equity to tangible assets is a non-GAAP financial measure. A reconciliation of the Company’s total assets to tangible assets is provided in the accompanying financial information on Table Page 7.

Management reviews tangible common equity to tangible assets ratio in evaluating the Company’s and the Bank’s capital levels and has included these figures and tangible common equity per share figures in response to market participant interest in tangible common equity as a measure of capital. A reconciliation of the GAAP to non-GAAP financial measures is provided in the accompanying financial information.

Investor Conference Call

The Company previously announced that it will host an investor conference call on Wednesday, July 17, 2019 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for its second quarter ended June 30, 2019. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available in the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through July 24, 2019, replay access code 10132888.

About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean-American bank in the United States with $15.3 billion in total assets as of June 30, 2019. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 58 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Georgia and Alabama. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, Oregon, New York City, Northern California and Houston; commercial loan production offices in Northern California and Seattle; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

Forward-Looking Statements

Some statements in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The

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Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; and regulatory risks associated with current and future regulations. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

Alex Ko EVP & Chief Financial Officer 213-427-6560 alex.ko@bankofhope.com	Angie Yang SVP, Director of Investor Relations & Corporate Communications 213-251-2219 angie.yang@bankofhope.com

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	6/30/2019	3/31/2019	% change	12/31/2018	% change	6/30/2018	% change
Cash and due from banks	$609,795	$612,884	(1)%	$459,606	33%	$466,364	31%
Securities available for sale, at fair value	1,826,903	1,818,343	—%	1,846,265	(1)%	1,835,106	—%
Federal Home Loan Bank (“FHLB”) stock and other investments	100,962	102,594	(2)%	104,705	(4)%	104,764	(4)%
Loans held for sale, at the lower of cost or fair value	6,426	921	598%	25,128	(74)%	26,866	(76)%
Loans receivable	11,977,134	12,054,004	(1)%	12,098,115	(1)%	11,671,440	3%
Allowance for loan losses	(94,066)	(94,217)	—%	(92,557)	(2)%	(89,881)	(5)%
Net loans receivable	11,883,068	11,959,787	(1)%	12,005,558	(1)%	11,581,559	3%
Accrued interest receivable	33,980	34,831	(2)%	32,225	5%	30,954	10%
Premises and equipment, net	52,552	53,218	(1)%	53,794	(2)%	56,242	(7)%
Bank owned life insurance	75,963	75,586	—%	75,219	1%	75,693	—%
Goodwill	464,450	464,450	—%	464,450	—%	464,450	—%
Servicing assets	19,997	21,407	(7)%	23,132	(14)%	25,050	(20)%
Other intangible assets, net	12,947	13,504	(4)%	14,061	(8)%	15,292	(15)%
Other assets	251,784	241,144	4%	201,809	25%	187,668	34%
Total assets	$15,338,827	$15,398,669	—%	$15,305,952	—%	$14,870,008	3%

Liabilities:
Deposits	$12,172,384	$12,249,196	(1)%	$12,155,656	—%	$11,734,595	4%
FHLB advances	695,000	720,000	(3)%	821,280	(15)%	836,994	(17)%
Convertible notes, net	196,977	195,754	1%	194,543	1%	192,120	3%
Subordinated debentures	102,477	102,201	—%	101,929	1%	101,386	1%
Accrued interest payable	36,987	37,511	(1)%	31,374	18%	24,594	50%
Other liabilities	139,830	147,796	(5)%	97,959	43%	74,643	87%
Total liabilities	$13,343,655	$13,452,458	(1)%	13,402,741	—%	$12,964,332	3%

Stockholders’ Equity:
Common stock, $0.001 par value	$136	$136	—%	$136	—%	$136	—%
Capital surplus	1,425,262	1,424,029	—%	1,423,405	—%	1,421,679	—%
Retained earnings	712,351	687,404	4%	662,375	8%	607,944	17%
Treasury stock, at cost	(150,000)	(150,000)	—%	(150,000)	—%	(78,961)	(90)%
Accumulated other comprehensive gain (loss), net	7,423	(15,358)	N/A	(32,705)	N/A	(45,122)	N/A
Total stockholders’ equity	1,995,172	1,946,211	3%	1,903,211	5%	1,905,676	5%
Total liabilities and stockholders’ equity	$15,338,827	$15,398,669	—%	$15,305,952	—%	$14,870,008	3%

Common stock shares - authorized	150,000,000	150,000,000		150,000,000		150,000,000
Common stock shares - outstanding	126,673,822	126,635,584		126,639,912		131,167,705
Treasury stock shares	9,002,453	9,002,453		9,002,453		4,361,740

Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Six Months Ended
	6/30/2019	3/31/2019	% change	6/30/2018	% change	6/30/2019	6/30/2018	% change
Interest income:
Interest and fees on loans	$158,627	$158,136	—%	$146,188	9%	$316,763	$284,131	11%
Interest on securities	11,866	12,319	(4)%	10,899	9%	24,185	21,000	15%
Interest on federal funds sold and other investments	2,973	2,675	11%	2,823	5%	5,648	5,189	9%
Total interest income	173,466	173,130	—%	159,910	8%	346,596	310,320	12%

Interest expense:
Interest on deposits	48,826	46,847	4%	30,610	60%	95,673	55,459	73%
Interest on other borrowings and convertible notes	7,419	6,675	11%	6,481	14%	14,094	11,974	18%
Total interest expense	56,245	53,522	5%	37,091	52%	109,767	67,433	63%

Net interest income before provision for loan losses	117,221	119,608	(2)%	122,819	(5)%	236,829	242,887	(2)%
Provision for loan losses	1,200	3,000	(60)%	2,300	(48)%	4,200	4,800	(13)%
Net interest income after provision for loan losses	116,021	116,608	(1)%	120,519	(4)%	232,629	238,087	(2)%

Noninterest income:
Service fees on deposit accounts	4,416	4,317	2%	4,613	(4)%	8,733	9,414	(7)%
Net gains on sales of SBA loans	—	—	—%	3,480	(100)%	—	6,930	(100)%
Net gains on sales of other loans	1,066	741	44%	431	147%	1,807	1,627	11%
Net gains on sales of securities available for sale	129	—	100%	—	—%	129	—	100%
Other income and fees	6,676	6,364	5%	6,745	(1)%	13,040	17,148	(24)%
Total noninterest income	12,287	11,422	8%	15,269	(20)%	23,709	35,119	(32)%

Noninterest expense:
Salaries and employee benefits	39,297	40,429	(3)%	40,575	(3)%	79,726	79,960	—%
Occupancy	7,839	7,677	2%	7,418	6%	15,516	14,657	6%
Furniture and equipment	4,026	3,446	17%	4,023	—%	7,472	7,744	(4)%
Advertising and marketing	2,245	2,062	9%	2,737	(18)%	4,307	5,036	(14)%
Data processing and communications	2,587	2,956	(12)%	3,574	(28)%	5,543	7,069	(22)%
Professional fees	5,959	5,380	11%	4,474	33%	11,339	7,580	50%
FDIC assessment	1,559	1,551	1%	1,611	(3)%	3,110	3,378	(8)%
Credit related expenses	1,549	678	128%	926	67%	2,227	1,698	31%
Other real estate owned (“OREO”) expense, net	83	(152)	N/A	45	84%	(69)	(59)	17%
Other	6,227	6,806	(9)%	6,246	—%	13,033	13,019	—%
Total noninterest expense	71,371	70,833	1%	71,629	—%	142,204	140,082	2%
Income before income taxes	56,937	57,197	—%	64,159	(11)%	114,134	133,124	(14)%
Income tax provision	14,256	14,439	(1)%	16,629	(14)%	28,695	34,362	(16)%
Net income	$42,681	$42,758	—%	$47,530	(10)%	$85,439	$98,762	(13)%

Earnings Per Common Share:
Basic	$0.34	$0.34		$0.36		$0.67	$0.74
Diluted	$0.34	$0.34		$0.36		$0.67	$0.73

Average Shares Outstanding:
Basic	126,658,509	126,640,464		133,061,304		126,649,536	134,283,216
Diluted	126,870,455	126,819,672		133,352,841		126,842,870	134,576,744

Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	For the Three Months Ended (Annualized)			For the Six Months Ended (Annualized)
Profitability measures:	6/30/2019	3/31/2019	6/30/2018	6/30/2019	6/30/2018
ROA	1.12%	1.12%	1.30%	1.12%	1.37%
ROE	8.71%	8.91%	9.89%	8.81%	10.25%
ROTCE [1]	11.51%	11.86%	13.18%	11.68%	13.66%
Net interest margin	3.31%	3.39%	3.61%	3.35%	3.64%
Efficiency ratio	55.11%	54.06%	51.87%	54.58%	50.39%
Noninterest expense / average assets	1.88%	1.85%	1.96%	1.87%	1.94%

[1] Average tangible equity is calculated by subtracting average goodwill and average core deposit intangible assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

	Three Months Ended			Six Months Ended
Pre-tax acquisition accounting adjustments and merger-related expenses:	6/30/2019	3/31/2019	6/30/2018	6/30/2019	6/30/2018
Accretion on purchased non-impaired loans	$1,799	$2,166	$3,189	$3,965	$6,386
Accretion on purchased credit-impaired loans	6,980	5,833	5,959	12,813	11,731
Amortization of premium on low income housing tax credits	(76)	(76)	(85)	(152)	(169)
Amortization of premium on acquired FHLB borrowings	—	1,280	352	1,280	699
Accretion of discount on acquired subordinated debt	(275)	(273)	(269)	(548)	(533)
Amortization of premium on acquired time deposits and savings	—	—	—	—	1
Amortization of core deposit intangibles	(557)	(557)	(615)	(1,114)	(1,231)
Total acquisition accounting adjustments	7,871	8,373	8,531	16,244	16,884
Merger-related expenses	—	—	—	—	7
Total	$7,871	$8,373	$8,531	$16,244	$16,891

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	6/30/2019			3/31/2019			6/30/2018
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$11,959,920	$158,627	5.32%	$12,088,169	$158,136	5.31%	$11,364,229	$146,188	5.16%
Securities available for sale	1,804,677	11,866	2.64%	1,827,612	12,319	2.73%	1,732,908	10,899	2.52%
FHLB stock and other investments	460,623	2,973	2.59%	405,660	2,675	2.67%	561,230	2,823	2.02%
Total interest earning assets	$14,225,220	$173,466	4.89%	$14,321,441	$173,130	4.90%	$13,658,367	$159,910	4.70%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$3,094,179	$14,019	1.82%	$3,042,524	$12,987	1.73%	$3,342,685	$10,438	1.25%
Savings	225,978	608	1.08%	223,531	565	1.03%	228,381	442	0.78%
Time deposits	5,784,980	34,199	2.37%	5,936,842	33,295	2.27%	4,919,465	19,730	1.61%
Total interest bearing deposits	9,105,137	48,826	2.15%	9,202,897	46,847	2.06%	8,490,531	30,610	1.45%
FHLB advances	706,044	3,384	1.92%	810,857	2,614	1.31%	846,014	3,681	1.75%
Convertible debt	196,244	2,310	4.66%	194,969	2,298	4.71%	102,979	1,198	4.60%
Subordinated debentures	98,406	1,725	6.93%	98,126	1,763	7.19%	97,315	1,602	6.51%
Total interest bearing liabilities	10,105,831	$56,245	2.23%	10,306,849	$53,522	2.11%	9,536,839	$37,091	1.56%
Noninterest bearing demand deposits	2,947,476			2,886,746			3,053,338
Total funding liabilities/cost of funds	$13,053,307		1.73%	$13,193,595		1.65%	$12,590,177		1.18%
Net interest income/net interest spread		$117,221	2.66%		$119,608	2.79%		$122,819	3.14%
Net interest margin			3.31%			3.39%			3.61%

Cost of deposits:
Noninterest bearing demand deposits	$2,947,476	$—	—%	$2,886,746	$—	—%	$3,053,338	$—	—%
Interest bearing deposits	9,105,137	48,826	2.15%	9,202,897	46,847	2.06%	8,490,531	30,610	1.45%
Total deposits	$12,052,613	$48,826	1.62%	$12,089,643	$46,847	1.57%	$11,543,869	$30,610	1.06%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Six Months Ended
	6/30/2019			6/30/2018
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$12,023,690	$316,763	5.31%	$11,230,788	$284,131	5.10%
Securities available for sale	1,816,081	24,185	2.69%	1,703,180	21,000	2.49%
FHLB stock and other investments	433,293	5,648	2.63%	539,522	5,189	1.94%
Total interest earning assets	$14,273,064	$346,596	4.90%	$13,473,490	$310,320	4.64%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$3,068,494	$27,005	1.77%	$3,372,556	$19,302	1.15%
Savings	224,761	1,173	1.05%	232,277	865	0.75%
Time deposits	5,860,492	67,495	2.32%	4,723,726	35,292	1.51%
Total interest bearing deposits	9,153,747	95,673	2.11%	8,328,559	55,459	1.34%
FHLB advances	758,161	$5,998	1.60%	909,689	7,750	1.72%
Convertible debt	195,610	4,609	4.69%	51,774	1,198	4.60%
Subordinated debentures	98,267	3,487	7.06%	97,183	3,026	6.19%
Total interest bearing liabilities	10,205,785	$109,767	2.17%	9,387,205	$67,433	1.45%
Noninterest bearing demand deposits	2,917,279			2,997,766
Total funding liabilities/cost of funds	$13,123,064		1.69%	$12,384,971		1.10%
Net interest income/net interest spread		$236,829	2.73%		$242,887	3.19%
Net interest margin			3.35%			3.64%

Cost of deposits:
Noninterest bearing demand deposits	$2,917,279	$—	—%	$2,997,766	$—	—%
Interest bearing deposits	9,153,747	95,673	2.11%	8,328,559	55,459	1.34%
Total deposits	$12,071,026	$95,673	1.60%	$11,326,325	$55,459	0.99%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Six Months Ended
AVERAGE BALANCES:	6/30/2019	3/31/2019	% change	6/30/2018	% change	6/30/2019	6/30/2018	% change
Loans receivable, including loans held for sale	$11,959,920	$12,088,169	(1)%	$11,364,229	5%	$12,023,690	$11,230,788	7%
Investments	2,265,300	2,233,272	1%	2,294,138	(1)%	2,249,374	2,242,702	—%
Interest earning assets	14,225,220	14,321,441	(1)%	13,658,367	4%	14,273,064	13,473,490	6%
Total assets	15,185,495	15,290,338	(1)%	14,596,963	4%	15,237,627	14,406,664	6%

Interest bearing deposits	9,105,137	9,202,897	(1)%	8,490,531	7%	9,153,747	8,328,559	10%
Interest bearing liabilities	10,105,831	10,306,849	(2)%	9,536,839	6%	10,205,785	9,387,205	9%
Noninterest bearing demand deposits	2,947,476	2,886,746	2%	3,053,338	(3)%	2,917,279	2,997,766	(3)%
Stockholders’ equity	1,960,500	1,920,492	2%	1,922,290	2%	1,940,606	1,926,766	1%
Net interest earning assets	4,119,389	4,014,592	3%	4,121,528	—%	4,067,279	4,086,285	—%

LOAN PORTFOLIO COMPOSITION:	6/30/2019	3/31/2019	% change	12/31/2018	% change	6/30/2018	% change
Commercial loans	$2,432,068	$2,330,697	4%	$2,324,820	5%	$2,287,482	6%
Real estate loans	8,630,852	8,715,834	(1)%	8,721,600	(1)%	8,512,740	1%
Consumer and other loans	913,087	1,007,067	(9)%	1,051,486	(13)%	872,562	5%
Loans outstanding	11,976,007	12,053,598	(1)%	12,097,906	(1)%	11,672,784	3%
Unamortized deferred loan costs (fees), net	1,127	406	178%	209	439%	(1,344)	N/A
Loans, net of deferred loan fees and costs	11,977,134	12,054,004	(1)%	12,098,115	(1)%	11,671,440	3%
Allowance for loan losses	(94,066)	(94,217)	—%	(92,557)	2%	(89,881)	5%
Loan receivable, net	$11,883,068	$11,959,787	(1)%	$12,005,558	(1)%	$11,581,559	3%

REAL ESTATE LOANS BY PROPERTY TYPE:	6/30/2019	3/31/2019	% change	12/31/2018	% change	6/30/2018	% change
Retail buildings	$2,295,569	$2,345,411	(2)%	$2,379,589	(4)%	$2,319,429	(1)%
Hotels/motels	1,670,758	1,692,193	(1)%	1,694,696	(1)%	1,628,890	3%
Gas stations/car washes	953,977	964,706	(1)%	980,619	(3)%	970,094	(2)%
Mixed-use facilities	739,467	746,288	(1)%	698,779	6%	659,949	12%
Warehouses	936,934	951,141	(1)%	966,413	(3)%	929,089	1%
Multifamily	460,572	460,514	—%	453,555	2%	440,130	5%
Other	1,573,575	1,555,581	1%	1,547,949	2%	1,565,159	1%
Total	$8,630,852	$8,715,834	(1)%	$8,721,600	(1)%	$8,512,740	1%

DEPOSIT COMPOSITION	6/30/2019	3/31/2019	% change	12/31/2018	% change	6/30/2018	% change
Noninterest bearing demand deposits	$3,009,218	$2,948,751	2%	$3,022,633	—%	$3,038,265	(1)%
Money market and other	3,238,947	3,086,920	5%	3,036,653	7%	3,282,642	(1)%
Saving deposits	243,859	223,562	9%	225,746	8%	229,746	6%
Time deposits	5,680,360	5,989,963	(5)%	5,870,624	(3)%	5,183,942	10%
Total deposit balances	$12,172,384	$12,249,196	(1)%	$12,155,656	—%	$11,734,595	4%

DEPOSIT COMPOSITION (%)	6/30/2019	3/31/2019		12/31/2018		6/30/2018
Noninterest bearing demand deposits	24.7%	24.1%		24.9%		25.9%
Money market and other	26.6%	25.2%		25.0%		28.0%
Saving deposits	2.0%	1.8%		1.8%		1.9%
Time deposits	46.7%	48.9%		48.3%		44.2%
Total deposit balances	100.0%	100.0%		100.0%		100.0%

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

CAPITAL RATIOS:	6/30/2019	3/31/2019	12/31/2018	6/30/2018
Total stockholders’ equity	$1,995,172	$1,946,211	$1,903,211	$1,905,676
Common Equity Tier 1 ratio	11.90%	11.59%	11.44%	11.74%
Tier 1 risk-based capital ratio	12.67%	12.36%	12.21%	12.52%
Total risk-based capital ratio	13.42%	13.10%	12.94%	13.24%
Tier 1 leverage ratio	10.94%	10.66%	10.55%	11.06%
Total risk weighted assets	$12,715,685	$12,816,917	$12,749,403	$12,527,248
Book value per common share	$15.75	$15.37	$15.03	$14.53
Tangible common equity to tangible assets [1]	10.21%	9.84%	9.61%	9.91%
Tangible common equity per share [1]	$11.98	$11.59	$11.25	$10.87

[1] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reconciliation of GAAP financial measures to non-GAAP financial measures:
	Three Months Ended			Six Months Ended
	6/30/2019	3/31/2019	6/30/2018	6/30/2019	6/30/2018
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Average shareholder’ equity	$1,960,500	$1,920,492	$1,922,290	$1,940,606	$1,926.766
Less: Goodwill and core deposit intangible assets, net	(477,736)	(478,309)	(480,127)	(478,021)	(480.433)
Average tangible common equity	$1,482,764	$1,442,183	$1,442,163	$1,462,585	$1,446.333

Net Income	$42,681	$42,758	$47,530	$85,439	$98.762
Return on average tangible common equity	11.51%	11.86%	13.18%	11.68%	13.66%

	Three Months Ended
	6/30/2019	3/31/2019	12/31/2018	6/30/2018
TANGIBLE COMMON EQUITY
Total stockholders’ equity	$1,995,172	$1,946,211	$1,903,211	$1,905,676
Less: Goodwill and core deposit intangible assets, net	(477,397)	(477,954)	(478,511)	(479,742)
Tangible common equity	$1,517,775	$1,468,257	$1,424,700	$1,425,934

Total assets	$15,338,827	$15,398,669	$15,305,952	$14,870,008
Less: Goodwill and core deposit intangible assets, net	(477,397)	(477,954)	(478,511)	(479,742)
Tangible assets	$14,861,430	$14,920,715	$14,827,441	$14,390,266

Common shares outstanding	126,673,822	126,635,584	126,639,912	131,167,705

Tangible common equity to tangible assets	10.21%	9.84%	9.61%	9.91%
Tangible common equity per share	$11.98	$11.59	$11.25	$10.87

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Six Months Ended
ALLOWANCE FOR LOAN LOSSES CHANGES:	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	6/30/2019	6/30/2018
Balance at beginning of period	$94,217	$92,557	$90,629	$89,881	$86,461	$92,557	$84,541
Provision for loan losses	1,200	3,000	2,800	7,300	2,300	4,200	4,800
Recoveries	725	1,292	805	315	2,383	2,017	2,871
Charge offs	(2,076)	(1,754)	(1,677)	(6,867)	(1,263)	(3,830)	(2,331)
PCI allowance adjustment	—	(878)	—	—	—	(878)	—
Balance at end of period	$94,066	$94,217	$92,557	$90,629	$89,881	$94,066	$89,881
Net charge offs (recoveries)/average loans receivable (annualized)	0.05%	0.02%	0.03%	0.22%	(0.04)%	0.03%	(0.01)%

ALLOWANCE FOR LOAN LOSSES COMPOSITION:	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Legacy loans [1]	$81,606	$80,953	$78,259	$75,364	$76,048
Purchased non-impaired loans [2]	3,376	2,948	2,135	2,411	2,467
Purchased credit-impaired loans [2]	9,084	10,316	12,163	12,854	11,366
Total allowance for loan losses	$94,066	$94,217	$92,557	$90,629	$89,881

[1] Legacy loans include loans originated by the Bank’s predecessor banks, loans originated by Bank of Hope and loans that were acquired that have been refinanced as new loans.
[2] Purchased loans were marked to fair value at acquisition date, and the allowance for loan losses reflects provisions for credit deterioration since the acquisition date.

	Three Months Ended					Six Months Ended
NET CHARGED OFF (RECOVERED) LOANS BY TYPE:	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	6/30/2019	6/30/2018
Real estate loans	$(388)	$(1,067)	$123	$6,004	$(390)	$(1,455)	$(427)
Commercial loans	1,399	1,250	436	230	(949)	2,649	(658)
Consumer loans	340	279	313	318	219	619	545
Total net charge offs (recoveries)	$1,351	$462	$872	$6,552	$(1,120)	$1,813	$(540)

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

NONPERFORMING ASSETS	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Loans on nonaccrual status [3]	$64,934	$86,637	$53,286	$56,299	$68,226
Delinquent loans 90 days or more on accrual status [4]	353	387	1,529	401	3,030
Accruing troubled debt restructured loans	40,731	45,204	50,410	52,521	49,219
Total nonperforming loans	106,018	132,228	105,225	109,221	120,475
Other real estate owned	5,644	6,258	7,754	8,981	8,656
Total nonperforming assets	$111,662	$138,486	$112,979	$118,202	$129,131
Nonperforming assets/total assets	0.73%	0.90%	0.74%	0.78%	0.87%
Nonperforming assets/loans receivable & OREO	0.93%	1.15%	0.93%	0.99%	1.11%
Nonperforming assets/total capital	5.60%	7.12%	5.94%	6.21%	6.78%
Nonperforming loans/loans receivable	0.89%	1.10%	0.87%	0.92%	1.03%
Nonaccrual loans/loans receivable	0.54%	0.72%	0.44%	0.47%	0.58%
Allowance for loan losses/loans receivable	0.79%	0.78%	0.77%	0.76%	0.77%
Allowance for loan losses/nonaccrual loans	144.86%	108.75%	173.70%	160.98%	131.74%
Allowance for loan losses/nonperforming loans	88.73%	71.25%	87.96%	82.98%	74.61%
Allowance for loan losses/nonperforming assets	84.24%	68.03%	81.92%	76.67%	69.60%

[3]    Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $32.1 million, $30.5 million, $29.2 million, $23.1 million, and $26.0 million at June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018, and June 30, 2018, respectively.

[4]    Excludes purchased credit impaired loans that are delinquent 90 or more days totaling $17.6 million, $18.4 million, $14.1 million, $16.6 million, and $17.8 million at at June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018, and June 30, 2018, respectively.

BREAKDOWN OF ACCRUING TROUBLED DEBT RESTRUCTURED LOANS:	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Retail buildings	$2,919	$2,965	$3,085	$3,112	$3,138
Hotels/motels	—	—	—	—	—
Gas stations/car washes	241	255	267	—	—
Mixed-use facilities	3,223	3,254	5,956	5,994	6,026
Warehouses	11,246	11,315	7,188	7,219	7,462
Other [5]	23,102	27,415	33,914	36,196	32,593
Total	$40,731	$45,204	$50,410	$52,521	$49,219

[5] Includes commercial business and other loans

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Legacy
30 - 59 days	$16,405	$30,971	$23,846	$26,872	$11,872
60 - 89 days	718	1,227	218	2,773	8,542
Total	$17,123	$32,198	$24,064	$29,645	$20,414

Acquired
30 - 59 days	$1,508	$2,717	$1,094	$5,240	$5,911
60 - 89 days	577	—	406	18	124
Total	$2,085	$2,717	$1,500	$5,258	$6,035

Total accruing delinquent loans 30-89 days past due	$19,208	$34,915	$25,564	$34,903	$26,449

Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Legacy
Real estate loans	$9,580	$12,324	$2,352	$13,275	$10,153
Commercial loans	1,755	2,711	5,159	986	7,380
Consumer loans	5,788	17,163	16,553	15,384	2,881
Total	$17,123	$32,198	$24,064	$29,645	$20,414

Acquired
Real estate loans	$214	$1,371	$905	$4,703	$4,849
Commercial loans	77	374	595	555	338
Consumer loans	1,794	972	—	—	848
Total	$2,085	$2,717	$1,500	$5,258	$6,035

Total accruing delinquent loans 30-89 days past due	$19,208	$34,915	$25,564	$34,903	$26,449

NONACCRUAL LOANS BY TYPE	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Real estate loans	$42,921	$58,030	$33,719	$35,614	$34,537
Commercial loans	18,997	27,042	18,128	19,119	31,250
Consumer loans	3,016	1,565	1,439	1,566	2,439
Total nonaccrual loans	$64,934	$86,637	$53,286	$56,299	$68,226

CRITICIZED LOANS	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Legacy
Special mention	$147,050	$154,671	$121,622	$177,563	$101,435
Substandard	202,676	223,511	193,494	171,767	191,787
Doubtful	—	—	—	429	5,852
Loss	—	351	—	1	—
Total criticized loans - legacy	$349,726	$378,533	$315,116	$349,760	$299,074

Acquired
Special mention	$39,435	$50,702	$41,467	$38,023	$38,059
Substandard	121,165	129,122	124,421	130,078	159,613
Doubtful	—	218	377	444	419
Loss	1	—	35	—	—
Total criticized loans - acquired	$160,601	$180,042	$166,300	$168,545	$198,091

Total criticized loans	$510,327	$558,575	$481,416	$518,305	$497,165

Table Page 10